EXHIBIT 23.3

INDEPENDENT AUDITOR’S CONSENT

        As independent public accountants for StarBand Communications Inc., we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Gilat Satellite Networks Ltd. 2003 Stock Option Plan, of our report dated January 19, 2006, with respect to the consolidated financial statements of Gilat Satellite Networks Ltd. included in its Annual Report on Form 20-F for the year ended December 31, 2005.

/s/ Mayer Hoffman McCann P.C. —————————————— Mayer Hoffman McCann P.C. An Independent CPA Firm

March 17, 2006